Exhibit 99.1

Earnings Announcement

DENVER, COLORADO
NOVEMBER 8 th, 2006

FOR IMMEDIATE RELEASE

Third Quarter diluted earnings per share $0.42

MacDermid, Incorporated a worldwide manufacturer of proprietary specialty chemical products and materials for the electronics, metal finishing and printing industries (NYSE: MRD) today announced financial results for the third quarter ended September 30, 2006.

Third Quarter Operating Results

Sales of $ 200.3 million were $ 7.0 million higher, a 3.6% increase over the same period in 2005. Sales were strong in Advanced Surface Finishing reflecting demand for our Offshore, Electronics and Industrial products in all regions while our Printing businesses continued with the weak performance we have seen all year.  The sales of Autotype were $0.9 million lower than the third quarter last year.  Foreign currency had a negligible affect on sales in the quarter.

The gross margin percentage declined from 43.1% to 42.0% due in part to continuing inefficiencies at our Middletown, DE plant, higher raw material costs in our North American printing (packaging) business and the increased costs associated with the temporary shutdown of a production line at Autotype in the United Kingdom. The production line was shutdown to convert to a clean coating line to support the demand for the successful commercialization of our in-mold decoration process.

Operating expenses increased due to an increase in selling and technical expenses in Asia to support the higher level of business, and expenses relating to the special committee’s consideration of the proposed buy-out offer. Offsetting these higher expenses was a $1.1 million gain on disposal of assets related to the disposal of a small joint venture in Asia and the disposal of a building in America.

Operating profit increased by $ 1.0 million (4.2%).

The effective tax rate is higher this quarter at 30.7% than the 27.6% recorded last year. The difference is almost entirely due to the absence of the R & D credit this year. It is expected that Congress will renew this credit but the timing is uncertain. The higher tax rate offset the lower net interest paid leaving our diluted earnings per share at $0.42, the same as in 2005.

Owner Earnings, a measure of free cash flow (defined below and shown in BOLD in the attached Condensed Consolidated Summary of Cash Flows), were $ 12.0 million. Our Cash balance at the end of the quarter was $ 109 million.

Year to date Operating Results

Sales of $ 607.9 million were $ 66.1 million higher, a 12.2% increase over the same period in 2005. Autotype, our June 2005 acquisition, added $ 42.9 million compared with last year, leaving our sales excluding Autotype up by $ 23.2 million or 4.3%. Year to date sales were strong in Advanced Surface Finishing reflecting growth in North America and in Asia, while MPS sales (excluding Autotype) have declined slightly in the Americas and Europe. Foreign currency had a small unfavorable affect on sales, reducing our reported sales by 1.1%.

The gross margin percentage declined from 44.5% to 43.4% mainly as a result the inclusion of the results of our June 2005 acquisition of Autotype which has a lower gross margin percentage than our other businesses, and to a lesser extent because of the lower yields of our MPS Americas business.

Selling, technical and administrative expenses increased by $ 10.8 million due primarily to the inclusion of Autotype for a full three quarters this year versus 3 and one half months in last year, and the absence of the $2.5 litigation costs in the second quarter of last year.

Operating profit increased by $ 5.4 million (7.5%) to $ 77.6 million. In the first quarter of this year we had unusual charges of $1.9 million to recognize the costs for the investigation of a potential acquisition and $2.2 million for the loss on the disposal of assets, less the $1.1 million gain on disposal of assets recorded in the third quarter this year.

Our net interest paid decreased due to higher cash balances and higher interest rates on cash on deposit.  Diluted earnings per share of $1.34 were 12.6% higher than the $1.19 per share in 2005.

Owner Earnings, a measure of free cash flow (defined below and shown in BOLD in the attached Condensed Consolidated Summary of Cash Flows), were $ 28.1 million versus $21.6 million last year to date.

Dan Leever Chairman and CEO said “The summer quarter is always the most difficult quarter to predict. There was good news. Our Industrial Group had an excellent quarter, more than offsetting the normal summer decline. Printing Solutions continues to under perform. Recent improvements in product development and manufacturing give us hope for MPS, but solid improvement in results still eludes us. ColorSpan had a down quarter, but management believes it is only a seasonal effect and that Q4 will be back closer to the record results we have seen this year. Autotype suffered this quarter. Order timing and seasonal effect affected results as well as continuing losses in the Middletown Delaware plant which the Autotype team has been attacking. We expect the fourth quarter to improve, but as always we have very limited visibility.”

Note:

Owner Earnings is calculated as Net Cash flows provided by operating activities (GAAP definition) less net capital expenditures. EBITDA comprises Earnings before Interest, Taxation, Depreciation and Amortization. This press release and additional financial information together with our reconciliation of GAAP to Non-GAAP numbers are available on our website.

Website: http://www.macdermid.com

MacDermid, Incorporated

NYSE - MRD
CUSIP 554273 10 2

  November 8th, 2006

This report and other Corporation reports and statements describe many of the positive factors affecting the Corporation’s future business prospects.  Investors should also be aware of factors that could have a negative impact on those prospects.  These include political, economic or other conditions such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the business; competitive products, advertising, promotional and pricing activity; the degree of acceptance of new product introductions in the marketplace; technical difficulties which may arise with new product introductions; and the difficulty of forecasting sales at certain times in certain markets.

MacDermid, Incorporated

Condensed Consolidated Summary of Earnings

(Unaudited)

  $ in thousands, except share and per share amounts

	Three Months Ended		Nine Months Ended
	Sept. 30th	Sept. 30th	Sept. 30th	Sept. 30th
	2006	2005	2006	2005
Proprietary sales	$191,544	$182,445	$581,090	$511,903
Other sales	8,751	10,815	26,820	29,885
Total net sales	200,295	193,260	607,910	541,788

Gross margin	84,053	83,282	263,899	240,961
GM%	42.0%	43.1%	43.4%	44.5%

Selling, technical and administrative	52,514	51,387	158,346	147,581
Research and development	7,489	6,684	22,788	19,725
Consulting fees for acquisition investigation	—	—	1,913	—
(Gain)/Loss on disposal of assets	(1,108)	—	1,116	—
Restructure/Purchase Acct.	1	1,077	2,108	1,462
Operating profit	25,157	24,134	77,628	72,193

Other income (expense), net	230	799	(148)	207
Interest (expense), net	(6,496)	(7,101)	(18,955)	(21,170)

Earnings before income taxes	18,891	17,832	58,525	51,230
Income tax (expense)	(5,801)	(4,915)	(16,621)	(14,600)
Net earnings	$13,090	$12,917	$41,904	$36,630

Diluted earnings per share	$0.42	$0.42	$1.34	$1.19

Diluted average common shares outstanding	31,293,290	30,956,963	31,254,656	30,865,440

MacDermid, Incorporated

Sales and Margins by Region

$ in thousands

	Three Months Ended		Nine Months Ended
	Sept. 30th	Sept. 30th	Sept. 30th	Sept. 30th
	2006	2005	2006	2005
Americas
Total net sales	$74,390	$76,194	$231,829	$215,599
Operating profit	$8,303	$10,398	$23,687	$26,812
OP%	11.2%	13.6%	10.2%	12.4%

Europe
Total net sales	$72,691	$65,836	$218,770	$191,077
Operating profit	$6,713	$3,235	$23,539	$19,455
OP%	9.2%	4.9%	10.8%	10.2%

Asia
Total net sales	$53,214	$51,230	$157,311	$135,112
Operating profit	$10,141	$10,501	$30,402	$25,926
OP%	19.1%	20.5%	19.3%	19.2%

Consolidated Total
Total net sales	$200,295	$193,260	$607,910	$541,788
Operating profit	$25,157	$24,134	$77,628	$72,193
OP%	12.6%	12.5%	12.8%	13.3%

MacDermid, Incorporated

Sales and Margins by Group

$ in thousands

	Three Months Ended		Nine Months Ended
	Sept. 30th	Sept. 30th	Sept. 30th	Sept. 30th
	2006	2005	2006	2005
Advanced Surface Finishing
Total net sales	$121,370	$111,003	$360,625	$313,476
Operating profit	$19,001	$16,925	$55,052	$47,764
OP%	15.7%	15.2%	15.3%	15.2%

Printing Solutions
Total net sales	$78,925	$82,257	$247,285	$228,312
Operating profit	$6,156	$7,209	$22,576	$24,429
OP%	7.8%	8.8%	9.1%	10.7%

Consolidated Total
Total net sales	$200,295	$193,260	$607,910	$541,788
Operating profit	$25,157	$24,134	$77,628	$72,193
OP%	12.6%	12.5%	12.8%	13.3%

MacDermid, Incorporated

Condensed Consolidated Balance Sheets

$ in thousands

	Sept. 30th	Dec 31st
	2006	2005
	(Unaudited)	(Restated and Unaudited)

Cash and cash equivalents	$108,965	$80,932
Accounts receivable, net	166,470	155,718
Inventories, net	123,844	92,973
Other current assets	30,833	30,737
Current Assets	430,112	360,360

Property, plant & equipment, net	118,955	123,229
Goodwill	251,736	242,935
Intangibles	41,324	40,916
Other assets, net	53,118	52,487
Total assets	$895,245	$819,927

Payables and accruals	$147,069	$141,109
Short-term debt	520	730
Current Liabilities	147,589	141,839

Long-term debt	300,784	301,043
Other long-term liabilities	48,724	37,968
Total Liabilities	497,097	480,850

Shareholders’ equity	398,148	339,077

Total liabilities & shareholders’ equity	$895,245	$819,927

Debt to total capital	43%	47%

MacDermid, Incorporated

Condensed Consolidated Summary of Cash Flows

(Unaudited)

$ in thousands

	Three Months Ended		Nine Months Ended
	Sept 30th	Sept 30th	Sept 30th	Sept 30th
	2006	2005	2006	2005
Net earnings	$13,090	$12,917	$41,904	$36,630

Depreciation	4,922	4,592	14,835	12,209
Amortization	1,286	1,008	4,256	2,796
Provision for bad debt	344	842	917	1,580
Inventory Reserve adjustment	(2,846)	—	(2,846)	—
Stock compensation expense	(326)	1,177	1,922	5,227
Deferred taxes	(338)	(1,620)	3,171	(995)
Net Loss on Asset sales and Business Dispositions	830	—	830	—
Restructuring/Purchase Adjustments	1	1,077	2,108	1,463
Working capital changes	(4,524)	(15,669)	(33,722)	(27,718)
Cash from operations	12,439	4,324	33,375	31,192

Capital Expenditures	(2,431)	(2,984)	(7,530)	(10,810)
Proceeds from Asset Disposal	1,981	467	2,270	1,245
Net Capital Expenditures	(450)	(2,517)	(5,260)	(9,565)

Owner earnings**	11,989	1,807	28,115	21,627

Acquisition of business	(219)	(3,884)	(256)	(93,153)
Dividends paid	(1,850)	(1,827)	(5,532)	(4,858)
Increase/(decrease) in debt	(916)	(7,877)	(629)	2,780
Treasury shares	—	—	26	33
Other	920	1,974	6,309	(3,951)

Increase/(decrease) in cash	$9,924	$(9,807)	$28,033	$(77,522)

**Note: Pro forma owner earnings
adjusted for semi-annual bond interest	$6,900	$6,900	$6,900	$6,900
payments would have been as follows:	$18,889	$8,707	$35,015	$28,527

MacDermid, Inc. Conference Call – Charts Q3 September 2006

Sales Revenues

220
200
180
160
140
120
172.1
170.2
178.3
193.3
196.3
200.4
207.3
200.3
161.0
160.2
169.3
182.4
188.0
191.7
197.8
191.5
Dec '04
Mar '05
June '05
Sept '05
Dec '05
Mar '06
Jun '06
Sept '06
Total Sales
Proprietary Sales

YES WE CAN

2

MacDermid

Sales Revenues 200.3207.3200.4196.3193.3178.3170.2172.1191.5197.8191.7188.0182.4169.3160.2161.0120140160180200220Dec '04Mar '05June '05Sept '05Dec '05Mar '06Jun '06Sept '06Total SalesProprietary Sales

Gross Profit (before special charges) (a) "Gross Profit Before Special Charges" is not intended to represent Net Earnings as defined by Generally Accepted Accounting Principles. These measurements should not be used as an alternative to Net Earnings as an indicator of operating performance and may not be comparable to similarly titled measures used by other entities. Management believes that these measurements portray a meaningful measure of past operating performance and believes these measurements play an important factor toward the growth of shareholder value over time. 47.2%45.6%44.9%44.8%42.8%44.2%44.1%42.0%35%38%41%44%47%50%Dec '04Mar '05June '05Sept '05Dec '05Mar '06Jun '06Sept '06

Operating Profit %(before special charges and Autotype FAS 141 Purchase Acct Adj) (a) "Operating Profit Special Charges" is not intended to represent Net Earnings as defined by Generally Accepted Accounting Principles. These measurements should not be used as an alternative to Net Earnings as an indicator of operating performance and may not be comparable to similarly titled measures used by other entities. Management believes that these measurements portray a meaningful measure of past operating performance and believes these measurements play an important factor toward the growth of shareholder value over time. 12.0%13.8%14.0%11.9%13.0%13.5%14.4%15.2%0%4%8%12%16%20%Dec '04Mar '05June '05Sept '05Dec '05Mar '06Jun '06Sept '06

EPS, from Continuing Operations(before special charges and Autotype FAS 141 Purchase Acct Adj) (a) “EPS Before Special Charges" is not intended to represent Net Earnings as defined by Generally Accepted Accounting Principles. These measurements should not be used as an alternative to Net Earnings as an indicator of operating performance and may not be comparable to similarly titled measures used by other entities. Management believes that these measurements portray a meaningful measure of past operating performance and believes these measurements play an important factor toward the growth of shareholder value over time. $0.38$0.48$0.40$0.46$0.39$0.48$0.51$0.42$0.00$0.15$0.30$0.45$0.60Dec '04Mar '05June '05Sept '05Dec '05Mar '06Jun '06Sept '06EPS from Continuing Operations (before special charges)

Owner Earnings

(Free Cash Flow)

40
30
20
10
0
-10
29.1
22.2
22.8
15.9
5.9
-1.0
20.8
13.9
8.7
1.8
24.9
18.0
6.0
-0.9
17.1
10.2
18.9
12.0
Sept '04
Dec '04
Mar '05
Jun '05
Sept '05
Dec '05
Mar '06
Jun '06
Sept '06
As if bond interest was paid quarterly
As reported (semi-annual bond interest payments)

YES WE CAN

6

MacDermid

Owner Earnings (Free Cash Flow) 18.929.115.95.913.98.718.06.010.212.022.222.8-1.020.81.824.9-0.917.1-10010203040Sept '04Dec '04Mar '05Jun '05Sept '05Dec '05Mar '06Jun '06Sept '06As if bond interest was paid quarterlyAs reported (semi-annual bond interest payments)

MacDermid, Inc.

Regulation G:   GAAP to Non-GAAP Reconciliation

Gross Profit Before Special Charges (a)
(In thousands)	Three Months Ended
	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05
Net Sales as reported	$162,012	$165,053	$161,585	$172,135	$170,247	$178,281	$193,260

Gross Profit as reported	$77,526	$78,074	$76,375	$81,266	$77,653	$80,026	$83,282
Add: Special Charges	—	—	—	—	—	117	654
Gross Profit Before Special Charges	$77,526	$78,074	$76,375	$81,266	$77,653	$80,143	$83,936

GP% Before Special Charges	47.9%	47.3%	47.3%	47.2%	45.6%	45.0%	43.4%

Operating Profit Before Amortization and Special Charges (a)
(In thousands)	Three Months Ended
	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05
Net Sales per above	$162,012	$165,053	$161,585	$172,135	$170,247	$178,281	$193,260

Earnings Before Interest and Taxes	$26,551	$27,348	$25,838	$27,615	$24,481	$22,988	$24,937

Add: Other (Income) Expense	258	(697)	(92)	(1,411)	(30)	620	(799)
Add: Special Charges	—	—	—	—	—	502	1,731

Operating Profit Before Special Charges	$26,809	$26,651	$25,746	$26,204	$24,451	$24,110	$25,869

% OP Before Special Charges to Net Sales	16.5%	16.1%	15.9%	15.2%	14.4%	13.5%	13.4%

Gross Profit Before Special Charges (a)					Year	Year
(In thousands)	Three Months Ended				Ended	Ended
	Dec-05	Mar-06	Jun-06	Sep-06	Dec-04	Dec-05
Net Sales as reported	$196,255	$200,358	$207,257	$200,295	$660,785	$738,043

Gross Profit as reported	$83,771	$88,471	$91,375	$84,053	$313,241	$324,732
Add: Special Charges	293	—	—	—	—	1,064
Gross Profit Before Special Charges	$84,064	$88,471	$91,375	$84,053	$313,241	$325,796

GP% Before Special Charges%	42.8%	44.2%	44.1%	42.0%	47.4%	44.1%

Operating Profit Before Amortization and Special Charges (a)					Year	Year
(In thousands)	Three Months Ended				Ended	Ended
	Dec-05	Mar-06	Jun-06	Sep-06	Dec-04	Dec-05
Net Sales per above	$196,255	$200,358	$207,257	$200,295	$660,785	$738,043

Earnings Before Interest and Taxes	$21,287	$24,077	$28,016	$25,387	$107,352	$93,693

Add: Other (Income) Expense)	249	367	14	(230)	(1,942)	40
Add: Special Charges	2,094	2,042	622	(1,107)	—	4,327

Operating Profit Before Special Charges	$23,630	$26,486	$28,652	$24,050	$105,410	$98,060

% OP Before Special Charges to Net Sales%	12.0%	13.2%	13.8%	12.0%	16.0%	13.3%

(a)  “Gross Profit Before Special Charges” and “Operating Profit Special Charges” are not intended to represent Net Earnings as defined by Generally Accepted Accounting Principles. These measurements should not be used as an alternative to Net Earnings as an indicator of operating performance and may not be comparable to similarly titled measures used by other entities. Management believes that these measurements portray a meaningful measure of past operating performance and believes these measurements play an important factor toward the growth of shareholder value over time.

MacDermid, Inc.

Regulation G:   GAAP to Non-GAAP Reconciliation

EPS from Continuing Operations Before Special Charges (a)
(In thousands, except share and per share amounts)
	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05
Net Income (Loss) as reported	$12,893	$13,385	$12,043	$14,903	$11,785	$11,928	$12,916
Deduct: Income (Loss) from Discontinued Ops, net of income taxes	—	—	—	—	—	—	—
Income (Loss) from Continuing Operations	12,893	13,385	12,043	14,903	11,785	11,928	12,916

Change in accounting method	—	—	—	—	—	—	—
SFAS 150 gain on stock call option	—	—	—	—	—	—	—
Cost of sales impact of acquisition inventory adj	—	—	—	—		117	654
Write-off of In process R&D	—	—	—	—	—	385	—
Restructuring & Other Charges							1,077
Total Special Charges (Income)	—	—	—	—	—	502	1,731

After Tax Effect of Special Charges (Income)	—	—	—	—	—	356	1,238

Net Income from Continuing Operations Before Tax Effected Special Charges	$12,893	$13,385	$12,043	$14,903	$11,785	$12,284	$14,154

Earnings Per Share from Continuing Operations Before Tax Effected Special Charges	$0.42	$0.43	$0.39	$0.48	$0.38	$0.40	$0.46

Diluted Average Common Shares Outstanding	31,041,763	31,014,374	30,988,259	30,794,808	30,809,620	30,787,829	30,865,440

EBITDA from Continuing Operations Before Special Charges (a) (b)
(In thousands)
	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05
Earnings Before Interest and Taxes	$26,551	$27,348	$25,838	$27,615	$24,481	$22,988	$24,937

SFAS 150 gain on stock call option	—	—	—	—	—	—	—
Cost of sales impact of acquisition inventory adj	—	—	—	—	—	117	654
Write-off of In Process R&D	—	—	—	—	—	385
Restructuring & Other Charges							1,077
Total Special Charges	—	—	—	—	—	502	1,731

Amortization	734	717	708	850	891	897	1,008
Depreciation	4,125	3,989	3,897	4,137	3,846	3,771	4,592

EBITDA from Continuing Operations Before Special Charges	$31,410	$32,054	$30,443	$32,602	$29,218	$28,158	$32,268

Owners Earnings (b)
(In thousands)
	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05
Net cash flow provided by operating activities	$5,977	$28,153	$22,978	$28,169	$2,023	$24,845	$4,321

Capital expenditures, net	782	1,662	768	5,322	2,728	4,058	2,517
Owner Earnings	$5,195	$26,491	$22,210	$22,847	$(705)	$20,787	$1,804

Adjustment for Bond Interest assumed to be paid quarterly
Owner Earnings	$5,195	$26,491	$22,210	$22,847	$(705)	$20,787	$1,804
Assumed if Bond Interest was paid quarterly	6,900	(6,900)	6,900	(6,900)	6,900	(6,900)	6,900
Adjusted Owner Earnings	$12,095	$19,591	$29,110	$15,947	$6,195	$13,887	$8,704

EPS from Continuing Operations Before Special Charges (a)					Year	Year
(In thousands, except share and per share amounts)					Ended	Ended
	Dec-05	Mar-06	Jun-06	Sep-06	Dec-04	Dec-05
Net Income (Loss) as reported	$10,414	$13,278	$15,535	$13,090	$53,224	$47,043
Deduct: Income (Loss) from Discontinued Ops, net of income taxes	—	—	—	—	—	—
Income (Loss) from Continuing Operations	10,414	13,278	15,535	13,090	53,224	47,043

Change in accounting method	—	—	—	—	—	—
SFAS 150 gain on stock call option	—	—	—	—	—	—
Cost of sales impact of acquisition inventory adj	293	—	—	—	—	1,064
Write-off of In process R&D	—	—	—	—	—	385
Restructuring & Other Charges	1,801	2,042	622	(1,107)		2,878
Total Special Charges (Income)	2,094	2,042	622	(1,107)	—	4,327

After Tax Effect of Special Charges (Income)	1,516	1,487	452	(767)	—	3,110

Net Income from Continuing Operations Before Tax Effected Special Charges	$11,930	$14,765	$15,987	$12,323	$53,224	$50,153

Earnings Per Share from Continuing Operations Before Tax Effected Special Charges	$0.39	$0.48	$0.51	$0.39	$1.72	$1.62

Diluted Average Common Shares Outstanding	30,940,941	31,065,191	31,402,758	31,293,290	30,961,108	30,892,052

EBITDA from Continuing Operations Before Special Charges (a) (b)					Year	Year
(In thousands)					Ended	Ended
	Dec-05	Mar-06	Jun-06	Sep-06	Dec-04	Dec-05
Earnings Before Interest and Taxes	$21,287	$24,077	$28,016	$25,387	$107,352	$93,693

SFAS 150 gain on stock call option	—	—	—	—	—	—
Cost of sales impact of acquisition inventory adj	293	—	—	—	—	1,064
Write-off of In Process R&D		—	—	—	—	385
Restructuring & Other Charges	1,801	2,042	622	(1,107)		2,878
Total Special Charges	2,094	2,042	622	(1,107)	—	4,327

Amortization	1,561	1,452	1,518	1,286	3,009	4,357
Depreciation	4,829	4,897	5,016	4,922	16,148	17,038

EBITDA from Continuing Operations Before Special Charges	$29,771	$32,468	$35,172	$30,488	$126,509	$119,415

Owners Earnings (b)					Year	Year
(In thousands)					Ended	Ended
	Dec-05	Mar-06	Jun-06	Sep-06	Dec-04	Dec-05
Net cash flow provided by operating activities	$27,979	$501	$20,435	$12,439	$85,277	$59,168

Capital expenditures, net	3,074	1,483	3,327	450	8,534	12,377
Owner Earnings	$24,905	$(982)	$17,108	$11,989	$76,743	$46,791

Adjustment for Bond Interest assumed to be paid quarterly

Owner Earnings	$24,905	$(982)	$17,108	$11,989	$76,743	$46,791
Assumed if Bond Interest was paid quarterly	(6,900)	6,900	(6,900)	6,900	—	—
Adjusted Owner Earnings	$18,005	$5,918	$10,208	$18,889	$76,743	$46,791

(a)  “EPS from Continuing Operations Before Special Charges”, “EBITDA from Continuing Operations Before Special Charges” and “Owners Earnings” are not intended to represent Net Earnings (loss) or Net Cash Flow From Operating Activities as defined by Generally Accepted Accounting Principles.  These measurements should not be used as an alternative to Net Earnings or Net Cash Flow From Operating Activities as an indicator of operating performance and may not be comparable to similarly titled measures used by other entities. Management believes that these measurements portray a meaningful measure of past operating performance and believes these measurements play an important factor toward the growth of shareholder value over time.